SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
             (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to
      Section 240.14a-11(c) or Section 240.14a-12

                      AmeriVisiion Communications, Inc.
              (Name of Registrant as Specified in its Charter)

                       _______________________________
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   Title of each class of securities to which transaction applies:
         _________________________________________________

   Aggregate number of securities to which transaction applies:
         _________________________________________________
   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _________________________________________________
   Proposed maximum aggregate value of transaction:
         _________________________________________________
   Total fee paid:  ________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    Amount previously paid:________________
    Form, Schedule or Registration Statement No.:__________________
    Filing Party:_________________________________
    Date Filed:_______________________________

                        AMERIVISION COMMUNICATIONS, INC.
                              5900 MOSTELLER DRIVE
                                   SUITE 1800
                          OKLAHOMA CITY, OKLAHOMA 73112

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 31, 2003

    The Annual Meeting of Stockholders (the "Meeting") of AmeriVision Communications, Inc. (the "Company") will be held at the Marriott Hotel, 3233 NW Expressway, Oklahoma City, Oklahoma 73112, on July 31, 2003 at 10:00 a.m. (Central Daylight Savings Time) for the following purposes:

     1. To elect members of the Company's board of directors ("Board of Directors" or "Board"), to annual terms;

     2. To ratify the selection by the Board of Directors of Cole & Reed, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2002;

    These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof. The Board of Directors has fixed the close of business on June 6, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for no fewer than ten days prior to the Meeting at the office of the Secretary of the Company, and at the time and place of the Meeting.

    A copy of the Company's Annual Report for the year ended December 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Annual Meeting and the enclosed Proxy Statement. All stockholders are cordially invited to attend the Meeting.

                                        By Order of the Board of Directors

                                        /s/ ROBERT COOK
                                            Robert Cook
                                            President and Chief Executive
                                              Officer

June 21, 2003

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        AMERIVISION COMMUNICATIONS, INC.
                              5900 MOSTELLER DRIVE
                                   SUITE 1800
                          OKLAHOMA CITY, OKLAHOMA 73112

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 31, 2003

                                 ---------------

                               GENERAL INFORMATION

    This Proxy Statement is being furnished to each holder of record of one or more outstanding shares of the single class of capital stock authorized for issuance by the Certificate of Incorporation of AmeriVision Communications, Inc. (the "COMPANY"), for his, her or its use in considering whether to comply with the proxy solicitation being made by the Company's Board of Directors in connection with the conduct of the annual meeting of the Company's stockholders, and of any adjournments or postponements thereof (the "MEETING"). Each copy of this Proxy Statement being mailed or otherwise delivered to stockholders is accompanied by a Proxy card and a Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Notice and Proxy card are being mailed to Company stockholders of record on or about July 1, 2003.

Meeting; Proposals to be Considered

    The Meeting is scheduled to be held on, Thursday, July 31, 2003, commencing at 10:00 a.m. local time, at the Marriott Hotel, 3233 NW Expressway, Oklahoma City, Oklahoma 73112. Only holders of record of the Company's common voting stock at the close of business on the Record Date (as defined below), are entitled to receive notice of and to vote at the Meeting. At the Meeting, such holders will be asked to consider and vote upon the following proposals:

     PROPOSAL ONE: To elect members of the Company's board of directors ("Board of Directors" or "Board"), to annual terms;

     PROPOSAL TWO, To ratify the selection by the Board of Directors of Cole &
          Reed, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2002, and

     PROPOSAL THREE, To consider and act upon such other matters as may properly be brought before the Meeting.

Record Date; Quorum

    Only holders of record of shares of the single class of the Company's voting common stock, $.01 par value (the "COMMON STOCK") as of the close of business on Friday, June 6, 2003 (the "RECORD DATE") will be entitled to vote at the Meeting. As of the Record Date, there were 860,905 shares of Common Stock outstanding and entitled to vote, held by approximately 1,350 stockholders of record, with each share being entitled to one vote. The presence, in person or by proxy, of holders of at least one-half of the outstanding shares of Common Stock (or approximately 430,453 shares), is necessary to constitute a quorum at the Meeting. Proxy cards marked "Abstain" for any proposal presented at the Meeting will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal.

Vote Required

    Once a quorum is established, approval of any matter to be considered, other than the election of directors, will require the vote of only a bare majority of the stockholders in attendance and voting at the Meeting, whether in person or by properly submitted proxy, while the election of individual directors will be determined by a plurality of votes actually cast such that the appropriate number of nominees receiving the highest number of "For" votes will be elected as Company directors. On each matter to be considered at the Meeting, each identified stockholder will be able to cast one vote for each share of Common Stock held of record on the Record Date. The current directors and executive officers of the Company and their affiliates are expected to be the beneficial owners, as of the Record Date, of 163,385 shares (or approximately 18.98% of the outstanding shares) of Common Stock. Each has indicated an intention to vote in favor of Proposals One and Two.

Proxies

    Any holder of the Company's Common Stock who shall have delivered a proxy may revoke it at any time before it is voted by (i) giving written notice of revocation, or (ii) submitting to the Company, prior to the vote, a signed proxy card bearing a later date, or (iii) stating in the Meeting prior to the taking of the stockholder vote that the proxy is revoked. Any notice of revocation should be sent to the Company at its principal office address: Attention: Al Jones, Secretary of the Board of Directors. A proxy will not be revoked by subsequent death or incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Company. Shares of Common Stock represented by a properly executed proxy received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxy. IF THE PROXY IS PROPERLY EXECUTED BUT INSTRUCTIONS ARE NOT GIVEN WITH REGARD TO THE MANNER IN WHICH THE PROXY HOLDER IS TO VOTE ON A PARTICULAR PROPOSAL, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR APPROVAL OF EACH MATTER HEREIN IDENTIFIED. If any other matters are properly presented at the Meeting for consideration, the proxy holder will have discretionary authority to vote on such matters, but will exercise such discretion only to the extent permissible under applicable federal and state securities and corporate laws. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any matter herein referenced. As of the date of this Proxy Statement, no member of the Board of Directors is aware of any business to be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

Solicitation of Proxies

    Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, directors, and by UMB Bank, n.a. ("UMB"), which will assist in such solicitation from banks, brokerage firms, other nominees, institutional holders and individual shareholders. The services of UMB may include:

     - delivering proxy materials to nominees for redelivery to beneficial owners of shares of Common Stock;

     - supervising follow-up calls to individual and institutional stockholders to ensure receipt of the proxy materials and to encourage them to vote; and

     -    answering routine telephone inquiries from stockholders.

The Company will pay UMB a fee of approximately $15,000.00 as compensation for its services, plus reimbursement of reasonable out-of-pocket expenses, and will indemnify UMB against any losses arising out of its proxy soliciting services on behalf of the Company. Brokers, custodians, and other fiduciaries will be requested to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

    WHILE MANAGEMENT ENCOURAGES YOUR ATTENDANCE AT THE MEETING, HOLDERS OF COMMON STOCK ARE REQUESTED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.


Ownership of Common Stock By Directors, Nominees, Officers and Certain Beneficial Owners

    The following table sets forth certain information concerning the beneficial ownership of Common Stock as of June 6, 2003, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each incumbent director of the Company, (c) each Board nominee for a director position, (d) each Named Executive Officer (as defined below in PROPOSAL TWO - ELECTION OF DIRECTORS, Executive Compensation and Related Information, Summary Compensation Table), and (e) all executive officers and directors as a group. The Company believes that each of such stockholders has the sole voting and dispositive power over the shares held by such stockholder except as otherwise indicated.



                                                   Shares of Common Stock
                                                     Beneficially Owned
                                                     ------------------
                                                             Percentage of
                                                              Outstanding
      Name and Address of Beneficial Owner        Number        Shares
      ------------------------------------        ------        ------

Tracy C. and Sharon Freeny(1)                    108,110        12.5%
6220 N.E. 113th
Edmond, OK 73013

Donald N. Price                                   50,000          5.8
7894 E 135 County Road
Holdenville, OK 74848

Harvey and Alice Price Limited Partnership        50,000          5.8
8121 E 129
Wetumka, Oklahoma 74883

Hebron Communications Corporation                 50,000          5.8
5900 Mosteller Dr. Suite 1150, Oklahoma
City, OK 73112

Directors, Nominees and Executive Officers

Sharon Freeny(1)                                 108,110         12.5
John Telling                                      17,493          2.0
Wilbur Fullbright                                 14,430          1.7
Tom Choquette                                      6,775          0.8
Al Jones                                           5,423           *
Kenneth Guthrie                                    4,300          0.5
Curtis Nestegard                                   3,002          0.3
Art Richardson                                     1,625           *
Belarmino Gonzalez                                 1,227           *
David Clark                                        1,000           *
    All Executive Officers and Directors as
              a Group (10 Persons)               163,385         18.98
----------
*    Less than 1%

(1) Includes 153,243 shares held jointly by Mr. Freeny and his wife and 2,200 shares held by Mr. Freeny's minor son, with respect to which Mr. Freeny has sole voting and dispositive power. Further, 50,000 shares of stock have been pledged by Mr. Freeny into a stock trust, but as of the Company's record date, June 6, 2003, the transfer of these shares had not be completed.



                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

    A Board of Directors consisting of nine members is being recommended for election at the Meeting. Each elected director will serve until the 2004 annual meeting of stockholders and until his or her successor is elected and seated. The names of, and certain information with respect to, the nominees for election as directors are set forth below. If a nominee is unable to serve (an event not anticipated) proxy holders may exercise their discretion to vote for any substitute designated by the Board of Directors to fill the resulting vacancy. The Company has no reason to believe that any nominee will be unable to serve as a director.

BOARD RECOMMENDATION:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

    NAME                   AGE                    INFORMATION ABOUT NOMINEES
    ----                   ---                    --------------------------
  David Clark            61   From 1997 to current,  Mr. Clark is serving as the Vice
                              President of North American Missions Board (NAMB). NAMB is
                              responsible for production and distribution of all radio and television programs for the Southern Baptist Convention in
                              North America. He also currently serves as President of FamilyNet, a commercial television network providing a variety of family oriented, Christian programming. From 1991 to 1997, Mr. Clark founded, owned, and operated KMC Media, a media strategy,
                              production and placement company. Mr. Clark served as Dean of the
                              College of Communication at Regent University in Virginia
                              from 1988 to 1991. He serves on the governing bodies of a number of non-profit ministries, including, among others, the
                              board of the National Religious Broadcasters.

   Belarmino Gonzalez    69   Mr. Gonzalez purchased KDAZ Radio AM 730 located
                              in   Albuquerque,  New Mexico in 1971. From the station's
                              beginning  through today, he has served as President.  He
                              also serves as  President  of two other  stations,  KYNM
                              TV-61  (founded in 1999) and KCHF TV-11.  KYNM TV-61 was
                              the  first  24-hour  all  Christian   youth   television
                              station in New Mexico.  He has been actively involved in
                              the  establishment  and   promotion  of  Christian  based
                              radio  stations  and  broadcast  programs.  He is also a
                              member of the  governing   boards of  several  non-profit
                              organizations  including,  among  others, Prince of Peace
                              Embassy  in   Washington,   D.C.,   National   Religious
                              Broadcasters   Association,   and  Tri  State  Christian
                              Television Network.

 Art Richardson         65   Mr.  Richardson  is  currently  the   Area  President  of
                             Legalink  Corporation,  a  position  in  which  he  has
                             served  since 1998.  From 1979 to 1998,  he founded and
                             operated  three   different   companies  in  the  legal
                             reporting  industry,  most  recently     United  Reporting
                             (from 1982 to 1998) and Farrack  Richardson  (from 1991
                             to 1996). He currently  serves as a   member of the Board
                             of Directors for  MemberSource  Credit  Union.  He is a
                             member and serves on the board of  directors of several
                             legal  industry   associations   and     other  non-profit
                             organizations,  including the National Court  Reporters
                             Association.

  John E. Telling       62   Mr.  Telling was a director of the Company   from October
                             1998 to  December  1999.  Mr.  Telling is a  founder and
                             has been  Chairman  of the Board,  President  and Chief
                             Executive Officer of Hebron Communications   Corporation
                             since January  1996.  Prior to that time from June 1994
                             until  January  1996,  Mr.  Telling  was  a Senior  Vice
                             President with Schroeder Werthein,  Inc., an investment
                             banking  firm  and,  a  Partner  of    Merrion  Group,  a
                             financial  services entity.  Mr. Telling  graduated from
                             Lehigh  University with a bachelor of science degree in
                             business administration.

Tom Choquette          52   Tom  Choquette was elected to the board of  directors in
                            July 2002.  Mr.  Choquette is  currently  the   owner and
                            President  of  Washington  Whirly  Ball  Inc.  and  has
                            served as the  Commissioner of Whirly Ball for   the last
                            eight years. He is also involved in several  children's
                            programs,  currently working with different teen  reward
                            programs  including  serving on the board of Teen Hope.
                            Mr.  Choquette was previously a  stockholder,   managing
                            partner   and  the  west  coast   sales   manager   for
                            Ameri-Tel/West  Communications,   Inc.,  a  partner  of
                            Ameri-Tel Communications,  Incorporated, a wholly owned
                            subsidiary of the Company.

Sharon Freeny         57    Sharon  Freeny was elected to  the board of  directors in
                            July  2002.   Mrs.   Freeny  is  a  mother  of  four,  a
                            grandmother  of five and married  to one of our founders.
                            Mrs.  Freeny is also  involved  in  volunteer  work with
                            children   and the  community,  serving  on the  board of
                            several organizations.

Kenneth Guthrie       71    Kenneth   Guthrie was  elected  to the board of  directors
                            in July 2002. Mr. Guthrie retired in 1999.  Since 1963,
                            Mr.  Guthrie    was  self-employed,  in the  business  of
                            manufacturing and selling trailers.

Curtis Nestegard      67    Curtis  Nestegard was elected to the  board of directors
                            in July  2002.  Mr.  Nestegard  is currently a volunteer
                            representative   for   India   Gospel   Outreach.   Mr.
                            Nestegard is also  currently  serving as a board member
                            for  India  Gospel  Outreach,   Maranatha  Full  Gospel
                            Fellowship  and Soul   Harvest,  Inc. Mr.   Nestegard has
                            previously  served as  pastor for several  churches,  as
                            well as having owned several businesses.

Wilbur Fullbright     77    Wilbur   Fullbright   was   elected  to    the  board  of
                            directors  in July 2002.  Dr.  Fullbright  is Professor
                            Emeritus at Boston  University  after  serving 37 years
                            in  several  administrative    positions.  He  served  as
                            national  President  of Pi Kappa  Lambda  for two terms
                            and has been a member  of the  Board of  Regents  since
                            1970.   Dr.   Fullbright   is    currently   involved  in
                            lecturing  and  consulting  with  several  academic and
                            artistic  organizations.  He   has also previously served
                            on  several  boards,  including  the  Handel  and Haydn
                            Society of Boston,  the Greater  Boston Youth  Symphony
                            Orchestra, and Songtime USA.

..........

Board and Committees Meetings

    The Board of Directors held twelve meetings during the year ended December 31, 2002. No current director attended fewer than 75% of the meetings of the Board and of each Board committee on which he serves, which were convened during his tenure. The Board maintains the following standing committees:

    (a) a combination Compensation/Nominating Committee which is responsible for reviewing executive compensation and proposing to the board the names of individuals who might constitute board designated nominees for service as directors. The committee is composed of four independent director members and held three meetings during 2002.

    (b) an Audit Committee which is responsible for (i) reviewing the scope of, and the fees for, the annual audit of the Company, (ii) reviewing the independence of the independent auditors, (iii) reviewing with the independent auditors the Company's accounting practices and policies, (iv) reviewing with the independent auditors their final report, (v) reviewing with internal and independent auditors' overall accounting and financial controls and (vi) being available to the independent auditors for consultation purposes. The committee is composed of three members and met five times during 2002.

    (c) a Strategic Planning/Sales and Marketing Committee which is responsible for reviewing sales incentive plans for inside and outside sales agents, new products to be offered to customers, and non-profit organization relationship. The committee is composed of five members and held five meetings during 2002.

    (d) a Legal Committee which is responsible for determining that the Company is utilizing the appropriate legal counsel for specific issues and reviewing all legal proceedings in which the Company is an actual or potential participant. The committee is composed of three members and was not formed until 2003.

    (e) a Financing Committee which is responsible for (i) finding replacement financing with senior lenders, (ii) exploring recapitalization opportunities; and (iii) exploring other joint ventures and strategic partnerships. The committee is composed of three members and held four meetings during 2002.

    (f) a Board Policies and Procedures Committee which is responsible for (i) policies relating to board functions and protocol, and (ii) procedures for board activities. The committee is composed of three members and held three meetings during 2002.

    (g) a Publications and Editorial Committee which is responsible for (i) proofing newsletters, publications and articles, and (ii) assisting in formation and dissemination of publicity for us. The committee is composed of three members and held two meetings during 2002.

    (h) a Chief Executive Officer Search Committee formed in Aug 2002 and they met three times as a committee and had numerous interviews with prospects. Their job was to search and interview candidates for the Chief Executive Officer position.

For additional information concerning the Compensation/Nominating Committee and the Audit Committee, see the "Report of Compensation/Nominating Committee" and the "Report of the Audit Committee," each set forth below.

Report of Compensation/Nominating Committee

The Compensation/Nominating Committee of the Board of Directors is composed of Belarmino Gonzalez, Chairman, Ken Guthrie and Curtis Nestegard. This committee establishes the Company's general compensation policies, plans and specific compensation levels for the Company's Vice Presidents and above, including the compensation of its Chief Executive Officer. The Compensation/ Nominating Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general philosophy of the Compensation Committee is that executive compensation must be competitive with that offered by other comparable employers to ensure that qualified employees can be attracted and retained and that the Company's compensation practices should provide incentives and rewards for achieving or exceeding goals and for creating a return to the Company's stockholders. This committee is also responsible for identifying and proposing to the Board the names of individuals who might constitute designated nominees for service as directors.

    CEO Compensation. Prior to November 2002, the compensation of Mr. Kenneth R. Kolek, the Company's former President and Chief Executive Officer, consisted of base salary and incentive compensation in the form of stock grants and options, as set forth in the Kolek Consulting Agreement, discussed below.

    In August 2002, the Board of Directors appointed John Telling to serve as Interim Chief Executive Officer, to serve until a permanent replacement could be found. He served in this capacity until November 2002. Subsequent to November 2002, Robert Cook as the Company's President and Chief Executive Officer and agreed that the Company would pay Mr. Cook base salary and incentive compensation, as set forth in the Cook Employment Agreement, discussed below.

                       Respectfully submitted,

                   /s/ Belarmino Gonzalez
                       Belarmino Gonzalez, Chairman
                       Ken Guthrie
                       Curtis Nestegard

Report of Audit Committee

The Audit Committee is appointed by the Board of Directors and operates pursuant to a written charter that was adopted by the Audit Committee on September 18, 2000. The Audit Committee is comprised of Belarmino Gonzalez, Chairman, Art Richardson and Wilbur Fullbright

In fulfilling its duties for the 2002 fiscal year, the Audit Committee has:

     o    reviewed fees paid by the Company to its independent auditors;

     o reviewed the Company's audited financial statements for 2002 and discussed the financial statements with the Company's management;

     o discussed with Cole & Reed, P.C. the matters required to be discussed with the auditor by the Auditing Standards Board Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380);

     o received no written disclosure from Cole & Reed, P.C. indicating the existence of any relationship between Cole & Reed, P.C. and the Company which that firm believes may affect its independence;

     o received a confirmation letter from Cole & Reed, P.C. that it is independent of the Company;

     o    discussed with Cole & Reed, P.C. its independence from the Company.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K filed with the SEC.


                       Respectfully submitted,
                        /s/ Belarmino Gonzalez
                       Belarmino Gonzalez, Chairman
                       Art Richardson
                       Wilbur Fullbright

Compensation of Directors

     Each director is elected to serve a term of one year, normally to expire at the annual meeting of our shareholders or at such time as his or her successor is elected and qualified for office. During the years ended December 31, 2001 and 2002, we paid our board of directors for their services on a monthly basis. The current directors receive $2,500 in fees per month with the chairman of the board receiving $3,500 per month. We also reimburse the directors for all out-of-pocket expenses incurred by them for their directorial duties. The total expense related to the fees due to the board of directors for the year ended December 31, 2001, was approximately $114,000 and for the year ended December 31, 2002, was approximately $226,000.

     The current board of directors has authorized the issuance of up to 1,000 shares of common stock to each of the members of the board of directors. Such shares are contingent upon each individual being a member of the board at the end of his or her annual term. In addition certain chairpersons of board committees will receive additional shares for the extra service upon completion of a full term as the chairperson. No shares of our common stock have been issued for these items as of December 31, 2002.

Stock Bonuses

     From time-to-time, we have granted stock bonuses to members of our board of directors and executive management team. The arrangements of the stock bonus grants vary. Some of the stock bonus arrangements provide for a four-year vesting period, while others are immediately vested. Compensation expense is recognized on a straight-line basis over the vesting period, or immediately in the case of no vesting period. Each of the arrangements generally provide for a cash bonus to be paid equal to the amount of income tax expenses for which the recipient will be liable as a result of the vesting of the stock bonus. During the years ended December 31, 2000, 2001, and 2002, we recognized compensation expense of $192,000, $83,000, and $84,000, pursuant to the stock bonus arrangements. Additional compensation expense of $109,000, $31,000, and $34,000, was recognized for the related tax bonus arrangements.

Executive Compensation and Related Information

     In November of 2002, we entered into an employment agreement with Mr. Robert Cook as our Chief Executive Officer and President. The agreement requires us to pay Mr. Cook an annual base salary of $180,000 plus cash bonuses of up to 60% of the base salary subject to defined performance measures. The agreement also requires that we provide stock grants for 5,000 shares of our common stock to Mr. Cook at the end of twelve, twenty-four and thirty-six months.

     In October of 2002, we entered into a consulting agreement solely for the accounting and consulting services of Mr. Loni Woodley, our Chief Financial Officer. The agreement requires that we pay a consulting fee of $6,350 every two weeks. It also requires us to pay for normal business expenses.

     In June of 2002, we entered into an employment agreement with Mr. Al Jones as our Secretary. The agreement requires that we pay Mr. Jones an annual base salary of $80,000 plus cash bonuses of up to 25% of the base salary subject to defined performance measures.

     During July 2001, the board of directors appointed Kenneth Kolek as our President and CEO and agreed that we would pay Mr. Kolek's consulting company $150 per hour for his time spent on our business. The agreement was terminated August of 2002.

The following table summarizes the compensation paid to our officers for services rendered in 2002 and previous years, where applicable (collectively, the "Named Executive Officers").

                          Summary Compensation Table
                                                                                                                        All Other
                                                                                                                      Compensation
Name and Principle Position      Year  Annual Compensation                          Long Term Compensation                 ($)
---------------------------      ----  -------------------                          ----------------------                 ---
                                                                                                            LTIP
                                                                                                           Payouts
                                                                       Awards                 Payouts        ($)
                                                                       ------                 -------        ---
                                                            Other Annual                    Securities
                                                            ------------                    ----------
                                        Salary                    Compensation     Restricted     Underlying
                                          ($)    Bonus ($)            ($)        Stock Awards   Options/SARs
                                          ---    ---------            ---        ------------   ------------
Robert Cook(1)...............    2002      20,769      -0-             -0-            -0-             -0-        -0-             -0-
-------------------------------
   President and CEO
Loni Woodley(1)..............    2002     110,422   21,000             -0-            -0-             -0-        -0-             -0-
   Treasurer and CFO
Al Jones.....................    2002      80,000   30,300             -0-            -0-             -0-        -0-             -0-
   Secretary                     2001      80,000   10,000             -0-            -0-             -0-        -0-             -0-
                                 2000      77,029   20,000             -0-            -0-             -0-        -0-             -0-
Kenneth Kolek(2).............    2002     289,265      -0-             -0-          1,000             -0-        -0-          21,119
   Former Chairman,              2001      70,000      -0-             -0-            -0-             -0-        -0-             -0-
President/CEO

[GRAPHIC OMITTED]

     (1)  Mr. Cook and Mr. Woodley had no compensation from us prior to 2002.

     (2) Mr. Kolek's other compensation was comprised of board of directors fees for seven months of the calendar year of 2002.

The Company made no option/SAR grants in the year ending December 31, 2002.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     In November of 2002, we entered into an employment agreement with Mr. Robert Cook as our Chief Executive Officer and President. The agreement requires us to pay Mr. Cook an annual base salary of $180,000 plus cash bonuses of up to 60% of the base salary subject to defined performance measures. The agreement also requires that we provide stock grants for 5,000 shares of our common stock to Mr. Cook at the end of twelve, twenty-four and thirty-six months.

     In October of 2002, we entered into a consulting agreement solely for the accounting and consulting services of Mr. Loni Woodley, our Chief Financial Officer. The agreement requires that we pay a consulting fee of $6,350 every two weeks. It also requires us to pay for normal business expenses.

     In June of 2002, we entered into an employment agreement with Mr. Al Jones as our Secretary. The agreement requires that we pay Mr. Jones an annual base salary of $80,000 plus cash bonuses of up to 25% of the base salary subject to defined performance measures.

     During July 2001, the board of directors appointed Kenneth Kolek as our President and CEO and agreed that we would pay Mr. Kolek's consulting company $150 per hour for his time spent on our business. The agreement was terminated August of 2002.

     In June 2002 we executed a settlement agreement with Steve Halliday, our former President and CEO. Under this agreement we agreed to pay Mr. Halliday monthly payments of $37,500, extending through December 2006, and the execution of an independent contractor agreement under which Mr. Halliday will provide us with a variety of substantive consulting services and will have certain of his expenses incurred, directly or indirectly, in the performance of such activities reimbursed by us. The agreement also contains a non-competition and non-solicitation provision. We have recorded the present value of these payments as a long-term asset and a current liability. We are amortizing the covenant not to compete over the term of the agreement. The former CEO has the right to terminate this agreement for any reason. If terminated by the former CEO the non-compete period would become six months, which would require the remaining book value of the asset related to the covenant to not compete to be accelerated and recorded as an expense over the next six month period. At December 31, 2002 the book value of this covenant not to compete was approximately $1.8 million.

     In 1998, we entered into a Termination Agreement with our former director/Senior Vice President, Carl Thompson. The Termination Agreement required us to pay accrued distributions, totaling $935,000 at the time of his resignation, in the amount of $40,000 per month. All such accrued distributions were paid in full during the year ended December 31, 2000. The Termination Agreement further obligated us to pay Carl Thompson $20,000 per month for the remainder of his life. In exchange Carl Thompson agreed to (1) not compete with us for one year from the date of the agreement, (2) take no actions significantly detrimental to us (other than competition), and (3) waive any claims against us as of the date of the agreement. We recorded a liability and an asset for $2.1 million. The amount was based on the present value of the obligation over the expected life of Mr. Thompson at the date of the agreement. The asset was amortized over the term of the covenant not to compete.

     In September 2001, we suspended payments under the Termination Agreement, asserting that Carl Thompson had breached the contract. As a result, we believe that we no longer have an obligation pursuant to this contract, and accordingly, we have removed this liability from our financial statements at December 31, 2001, and have recognized a gain of $2.1 million in 2001.

     Effective February 1, 1999, we and Hebron Communications Corporation, an affiliate, entered into an asset purchase agreement, or the "APA". Under the terms of the APA, we agreed to pay the affiliate for certain expenses related to the switch network, reimburse Hebron Communications Corporation for costs associated with development of an internet service product and purchase all the switch assets. We retained all rights and responsibilities for leases on licenses and equipment. To complete this transaction, we agreed to enter into three separate notes payable totaling approximately $3.4 million and assumed all related lease obligations totaling approximately $2.5 million. At December 31, 2002, the outstanding balance of these notes payable totaled $2.3 million and are in default. All amounts outstanding related to the lease obligations assumed by us have been repaid in full.

     We also lease office space from Hebron Communications Corporation. The total amount paid to Hebron Communications Corporation related to the lease of this office space for the years ended December 31, 2000, 2001, and 2002 were $585,000, $528,000 and $432,000.

     In December 1999, we entered into a Termination Agreement with John Telling, a former employee/director. In connection with this Termination Agreement, we agreed to pay Mr. Telling $1.3 million over four years, in exchange for the employee agreeing not to compete with us over that term. We accrued the present value of this obligation and are amortizing the covenant not to compete over the term of the Termination Agreement. In June 2002, Mr. Telling was re-elected to our board of directors.

     Effective as of May 24, 1999, we entered into an employment agreement, or the "C.B. Agreement," with Tracy Freeny, our then Chairman of the Board. The initial term of the C.B. Agreement was for five years, with automatic one-year extensions, and under its terms, Mr. Freeny was entitled to receive an annual salary of $300,000. Effective as of August 31, 2001, we entered into a Settlement Agreement under with Mr. Freeny in which the C.B. Agreement was terminated. Each party waived all claims which it had asserted or might otherwise be able to assert against the other, expressly including Mr. Freeny's claim to approximately $3.2 million of distributions that had previously been declared to be payable to him.

     Mr. Freeny resigned as our director, was awarded 1,000 shares of common stock for his prior board service and was appointed as an advisor to our board of directors. We agreed to pay him approximately $176,000 of earned but unpaid salary and to reimburse him for $45,000 of legal fees that he had incurred in defending himself against the shareholder derivative action that had been filed in 2001, and in conducting other negotiations with us.

     We also engaged Mr. Freeny as an independent consultant under a separate Consulting Agreement, entered into as of that same date and effective for a term ending May 2004. Mr. Freeny agreed, as an independent contractor, to provide us with sales and marketing services and to not compete against us in exchange for a monthly remuneration of $25,000 and the reimbursement of certain expenses to be incurred by him in the performance of such services.

     Mr. Freeny and his wife also entered into a Voting Trust Agreement, dated September 1, 2001, with the Company and three identified trustees, including David Clark, a current Company director, under which, for the same period as the pendency of the Consulting Agreement (or until their earlier sale), 119,157.89 shares of the Company's Common Stock owned by the Freenys jointly or individually, representing 14.14% of the Common Stock then outstanding, were deposited with the trustees, who were granted the right to vote the same, in the manner as determined by majority decision, upon all matters calling for shareholder action, but reserving to the Freenys the right to direct a vote with respect to certain corporate actions requiring stockholder action such as a merger under which the Company would not be the surviving entity, a sale of substantially all of its assets, or an amendment to the Company's Certificate of Incorporation.

     Two former directors of the Company (Jay A. Sekulow and John B. Damoose) are parties to separate amended and restated stock agreements with the Company, each having an effective date of May 26, 2000 (the "Stock Agreements"). Thereunder, each former director was granted the right to receive stock bonuses, as well as options to acquire shares of common stock. As of July 1, 2000, the Company issued 4,549 shares of Common Stock to each former director of which 50% were then deemed to be vested and an additional 25% were to be vested on each of the two succeeding anniversary dates of the issuance. Further, the directors were entitled to receive a cash bonus equal to whatever additional income tax resulted from the vesting of such shares and the payment of such bonus. In July 2001, the directors were not reelected to the board and therefore the right to the stock bonus for 2002 was terminated.

     Mr. Guthrie is the payee of our promissory note, dated February 1, 2001, issued in the principal sum of $50,000, bearing interest at an annual interest rate of 14% (plus a late charge of 5% of any delinquent payment), carrying a maturity date of February, 1, 2002. The current balance of $45,000 is now in default.

     Mr. Nestegard is the payee of our promissory note, dated February 1, 2001, issued in the principal sum of $325,000, bearing interest at an annual interest rate of 14% (plus a late charge of 5% of any delinquent payment), carrying a maturity date of February 1, 2002. The current balance of $292,500 is now in default.

     We on occasion pay consulting fees to our directors for non directorial services rendered to us. Fees are paid at a rate of $150 per hour, with a maximum of $800 per day. We paid approximately $292,000 and $215,000 in consulting fees to various directors in 2002 and 2001.

Pending Legal Actions

Florida Department of Revenue

     In February 2001, the State of Florida made an assessment totaling approximately $1.7 million, which includes penalties and interest of approximately $847,000, for underpayment of various Florida taxes, including gross receipts taxes and sales and use taxes, covering the periods from September 1993 through August 1998. We agreed with $14,000 of the assessment and subsequently paid that amount. We disagree with the remaining assessment of $1.7 million asserting that the payment of taxes that were allegedly underpaid was the responsibility of our third-party billing and collection companies. We expect to receive a Notice of Decision, however, we believe that we will ultimately prevail in our protest of the assessment, and have not recorded a liability as of December 31, 2002.

Investigation by The Securities and Exchange Commission

     In late 1995, we commenced an internal investigation to determine whether we might have committed securities law violations in connection with the offer and sale of our restricted securities, and separately whether we should have previously registered our common stock in accordance with the Securities and Exchange Act of 1934. In August 1996, we voluntarily reported our preliminary findings to the Securities and Exchange Commission, which then instituted its own investigation.

     In July 1998, the Securities and Exchange Commission issued a cease-and-desist order stating that:

     o We, two former directors/officers, and an affiliated company had violated Sections 5(a) and 5(c) of the Securities Act of 1933, as amended and Section 12(g) of the Securities Exchange Act of 1934, as amended and Rule 12g-1 promulgated under the Exchange Act; o We had violated Section 12(g) of the Exchange Act and Rule 12g-1; and o The two former directors/officers had caused the violation of Section 12(g) of the Exchange Act and Rule 12g-1. The Securities and Exchange Commission ordered us, the two directors/officers and the affiliated company to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act and the two directors/officers and us to cease and desist from committing or causing any violations or future violations of Section 12(g) of the Exchange Act and Rule 12g-1. No monetary fines or penalties were assessed against us, our officers or our affiliate.

Liabilities for Breach of Securities Law

     Substantially all of our sales of common stock and certain notes, other than sales to our officers and directors, failed to comply with Sections 5(a) and (c) of the Securities Act, registration requirements of certain state securities laws and, possibly, Section 10 (b) of the Exchange Act and Rule 10 b-5 promulgated under the Exchange Act. Such sales may have also violated similar anti-fraud provisions under state securities laws. Two former directors/officers and we, after voluntarily presenting these facts to the Securities and Exchange Commission in August 1996, consented in July 1998 to the entry of a cease and desist order from the Commission concerning violations of the federal securities laws.

     The federal securities laws provide legal causes of action against us by persons buying our securities, including action to rescind the sales, provided that such actions are initiated prior to the expiration of applicable statutes of limitations. Since all of our securities sales were made in or prior to 1996, we believe that the statutes of limitations relating to such actions have expired.

     We sold our securities to investors in over forty states. The statutes of those states typically provide that if such sales violate the applicable law, a purchaser may obtain a rescission of his purchase, receiving from the issuer the purchase price paid plus an interest factor, less any amounts paid to such security holder during the period of his ownership. While the statutes of limitations for many of these rights appear to have expired, some may have not. We have completed an evaluation of the statutes of limitations for each of the states in which we sold stock to a stockholder. We believe the rights of rescission have expired under all applicable state securities laws based upon the statute of limitations within each state. Accordingly, we believe that we have no liability for these recession obligations.

     In addition, we may be liable for rescission under state securities laws to the purchasers of an affiliate's common stock because of the relationship of the two companies. We cannot predict how many of the affiliate's stockholders will attempt to assert a right of rescission, but because we believe we have adequate defenses to any such assertion, no liability has been accrued at December 31, 2002.

     If, however, purchasers of our stock or the affiliated company are successful in asserting any of the above-described claims, such claims could have a material adverse effect on our financial condition.


                                  PROPOSAL TWO
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Cole & Reed, P.C., independent auditors, to audit the Company's consolidated financial statements for the year ending December 31, 2003. Cole & Reed, P.C. has audited the Company's consolidated financial statements since 1996, and during 2002, its services included, in addition to such audit engagement, the limited reviews of interim consolidated financial information and consultation on matters related to accounting and financial reporting. The Board's Audit Committee has received written disclosures from Cole & Reed, P.C. concerning all relationships that, in its opinion, might reasonably be thought to bear on the issue of independence and confirming its perception of independence, and has separately discussed such findings with the auditor, reviewed the services provided by it and has concluded that they are compatible with the maintenance of such auditor's independence.

     Although stockholder approval of the selection of Cole & Reed, P.C. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting will be necessary for such ratification to be effected, and if a negative vote is recorded, the Board will reconsider its selection.

     Representatives of Cole & Reed, P.C. are expected to be present at the Meeting to respond to appropriate questions from stockholders and will also be afforded the opportunity to make a statement if they desire to do so.

     Audit Fees: Audit fees paid by the Company to Cole & Reed, P.C. in connection with its review and audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and review of the financial statements included in the Company's Forms 10-Q for that year, totaled $167,500.

     Financial Information Systems Design and Implementation Fees: The Company did not engage Cole & Reed, P.C. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees: Fees billed to the Company by Cole & Reed, P.C. during the fiscal year ended December 31, 2000, for all other non-audit services rendered to the Company totaled $119,150.

BOARD RECOMMENDATION:

     THE BOARD OF DIRECTORS BELIEVES THAT THE SELECTION OF COLE & REED, P.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" PROPOSAL TWO.


                                 PROPOSAL THREE
                                  OTHER MATTERS

     The Board of Directors knows of no matters other than those described herein to be brought before the Meeting. However, if any other matter should properly come before the Meeting, it is the intention of the proxy holders to vote the Proxy in accordance with their best judgment.



                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the Company's proxy statement for the 2004 annual meeting of stockholders must be received by the Company no later than December 31, 2003 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. In addition, for stockholder proposals to be presented at the 2004 annual meeting of stockholders without inclusion in the Company's proxy statement for that year, notice of such proposal must be received by the Company no later than March 31, 2004, to prevent the Company from being able to exercise its discretionary voting authority with respect to such proposals (subject to the rights of the Company and the proponent contained in the federal proxy rules.) Proposals may be mailed to AmeriVision Communications, Inc., to the attention of Al Jones, Corporate Secretary, 5900 Mosteller Drive, Suite 1800, Oklahoma City, Oklahoma 73112.



By Order of the Board of Directors

                   /s/ ROBERT D. COOK

                   Robert D. Cook
                   President and CEO

Dated: June 20, 2003